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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Dobson Communications Corporation:

We consent to the use of our report dated July 18, 2003, incorporated by reference herein from the Report on Form 8-K of Dobson Communications Corporation filed on July 28, 2003, with respect to the consolidated balance sheets of Dobson Communications Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the prospectus.

Our audit report refers to the 2001 changes in the methods of accounting for derivative instruments and hedging activities and the disposal of long-lived assets.


                                                     KPMG LLP


Oklahoma City, Oklahoma
September 12, 2003